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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Form S-4 of our reports dated November 16, 2000 appearing in the Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 13, 2001